                                                                EXHIBIT E-2



             [Form of Opinion of FCC Counsel to the Obligors]



                                                          December __, 1994



To each of the Banks and Agents party to the Second Amended and Restated Credit Agreement referred to below

Ladies and Gentlemen:

          We have acted as FCC counsel to Infinity Broadcasting Corporation (the "Company") in connection with the Second Amended and Restated Credit Agreement dated as of December 22, 1994 (the "Credit Agreement"), between the Company, each of the lenders identified under the caption "BANKS" on the signature pages thereof (the "Banks"), The Chase Manhattan Bank (National Association), as administrative agent for the Banks (the "Administrative Agent"), Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeenne, The First National Bank of Boston and National Westminster Bank USA, as co-agents for the Banks (the "Co-Agents"), and Chemical Bank, as collateral agent for the Banks (the "Collateral Agent") and, together with the Administrative Agent and the Co-Agents, the "Agents"). We have also acted as FCC counsel to Hemisphere Broadcasting Corporation ("HBC"), Sagittarius Broadcasting Corporation ("SBC"), Infinity Broadcasting Corporation of Boston ("Boston") and Infinity Broadcasting Corporation of California ("California") in connection with separate Loan Agreements, each dated as of December 22, 1994 (the "Subsidiary Loan Agreements"), between each of HBC, SBC, Boston and California and the Administrative Agent. This opinion is being furnished to you pursuant to Section 6.01(c) of the Credit Agreement and Section 6.01(c) of each of the Subsidiary Loan Agreements. Except as otherwise specified herein, terms defined in the Credit Agreement are used herein as defined therein.

          For purposes of this opinion, we have examined: (i) the Credit Agreement; (ii) the forms of the Infinity Term Loan Note, the Infinity Acquisition Loan Note, the Revolving Credit Note, the Subsidiary Loan Note and the Money Market Note attached

                 Opinion of FCC Counsel to the Obligors
                 ______________________________________


                                                       December ___, 1994
                                                                   Page 2

as Exhibits A-1 through A-5, respectively, to the Credit Agreement (the "Notes"); (iii) the Subsidiary Loan Agreements;
(iv) the form of the Guarantee Agreement attached as Exhibit C to the Credit Agreement (the "Guarantee Agreement"); (v) the form of the Security Agreement attached as Exhibit D to the Credit Agreement (the "Security Agreement" and, together with the Credit Agreement, the Notes, the Subsidiary Loan Agreements and the Guarantee Agreement, the "Credit Documents"); and (vi) original or copies certified to our satisfaction of such other documents, records and instruments as we have deemed necessary in connection with the opinions hereinafter expressed.

          In rendering the opinions expressed herein, we have assumed with your permission and without independent investigation that (a) the signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such documents had authority to do so, (b) the authenticity of documents submitted to us as original, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (c) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities.

          As to questions of fact relevant to this opinion, we have relied upon examination of our own files and records and appropriate examination of public files of the FCC as of December __, 1994. We have also relied upon representations made by the Obligors to the FCC and upon a certificate of fact of an officer of the Company. As used herein, the term "to our knowledge" shall mean the conscious awareness of facts by the lawyers in this firm primarily responsible for preparing this opinion letter and for reviewing the Credit Documents without further investigation other than as described in this paragraph. In particular, we have not undertaken an on-site investigation or independent evaluation of the Obligors' operations and in any event do not express any opinion regarding the Stations' technical operations. You should be aware that records of the FCC that are public as a matter of law -- for example, under the federal Freedom of Information Act -- may not be contained in the public files of the FCC that we examined in connection with this opinion. Furthermore, there may be records of matters pending at the FCC that are not available for inspection by the public as a matter of law.

          This opinion is limited to matters arising under the Communications Act of 1934, as amended (the "Act"), the published

                 Opinion of FCC Counsel to the Obligors
                 ______________________________________


                                                       December ___, 1994
                                                                   Page 3

rules and published opinions of the FCC and pertinent court decisions, and we express no opinion as to any other laws.

          Based upon and subject to the foregoing and to the further qualifications, assumptions and limitations set forth herein, we are of the opinion that:

          1. The Obligors validly hold the FCC Licenses listed in Schedule III to the Security Agreement as indicated therein.
Such FCC Licenses include all licenses, permits and authorizations of the FCC necessary for the Obligors to operate the AM and FM radio broadcast stations indicated on such
Schedule III.

          2. To our knowledge, each of the Obligors has filed with the FCC all reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules and regulations.

          3. Subject to the qualifications set forth in the next sentence, the execution and delivery of each of the Credit Documents by each of the Obligors party thereto and the borrowings by the Company under the Credit Agreement and by HBC, BBC, Boston and California under the respective Subsidiary Loan Agreement to which each is a party (i) do not and will not violate the Act, (ii) will not violate the published rules and regulations of the FCC, (iii) will not cause any forfeiture or impairment of any FCC License by or before the FCC and (iv) will not require the approval of the FCC. The foregoing opinions are subject to the following qualifications:

          (a) We call your attention to the fact that the consent of the FCC may be necessary before the Banks or the Agents may effect certain remedies described in the Credit Documents. The Security Agreement contains a provision to the effect that, notwithstanding anything to the contrary contained in the Security Agreement, the secured parties thereunder will not take any action pursuant to the Security Agreement which would constitute or result in the assignment of an FCC License or any change in control of an FCC licensee without first obtaining the prior approval of the FCC, if such approval would be required under then existing law. We assume that in enforcing the remedies available to you under the Credit Documents, you will act in accordance with this provision, with the Act, and with any of the rules, regulations and policies of the FCC promulgated thereunder.

          (b) We advise you that the FCC and various courts have held that it is unlawful to grant a security interest in an FCC

                 Opinion of FCC Counsel to the Obligors
                 ______________________________________


                                                       December ___, 1994
                                                                   Page 4

license or in any of the licensee's rights under or relating to such a license or the Act.

          (c) We advise you that the power of attorney granted at Section 4.12 of the Security Agreement, and similar power-of-attorney provisions in other Credit Documents, may be contrary to the FCC's rules and policies and may be not recognized as effective by the FCC.

          (d) We call your attention to the fact that copies of certain Credit Documents, including the Credit Agreement, the Subsidiary Loan Agreements and the Security Agreement, may be required to be filed by the Obligors with the FCC within thirty
(30) days after their execution.

          We hereby confirm to you that, except as described in
Schedule V to the Credit Agreement, to our knowledge, (1) there is not now issued or outstanding any notice of violation, order to show cause, material complaint or investigation by or before the FCC which might threaten or adversely affect any Obligor's FCC Licenses or result in any material adverse effect on any of the Obligor's operation of such Obligor's radio stations;
(2) there is no pending or threatened action or matter that would lead us to believe that the FCC Licenses held by the Obligors with respect to each radio station will not be renewed; and
(3) no notice has been issued by the FCC that now, or after further notice or lapse of time or both would result in, a revocation or termination of any FCC License of any Obligor prior to the respective expiration dates thereof.

          The opinions set forth above are as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory laws, agency rules, regulations and policies, and judicial decisions that are effective on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinions.

          This opinion letter is provided to you by us in our capacity as special FCC counsel to the Obligors and may not be

                 Opinion of FCC Counsel to the Obligors
                 ______________________________________


                                                       December ___, 1994
                                                                   Page 5

relied upon by any person for any purpose other than in connection with the transactions contemplated by the Credit
Agreement without, in each instance, our prior written consent.

                              Very truly yours,

                              LEVENTHAL, SENTER & LERMAN


                              By:_________________________
                                        A Partner

                 Opinion of FCC Counsel to the Obligors
                 ______________________________________
